Beadle, McBride, Evans & Reeves, LLP
accountants and consultants

2285 Renaissance Drive
Las Vegas, NV 89119
Tel: (702) 597-0010
Fax: (702) 597-2767
www.bmercpa.com

                         INDEPENDENT AUDITOR'S CONSENT

We consent to the inclusion therein of our report dated August 9, 2006 in the Annual Report on Form 10-KSB under the Securities Exhange Act of 1934 of Prevention Insurance. Com , with respect to the financial statements of prevention Insurance.com as of April 30, 2006, and for the year ended April 30, 2006.

Beadle McBride Evans & Reeves LLP

Las Vegas, Nevada
August 30, 2007